UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2015

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Certain executive officers of Nektar Therapeutics (“Nektar”) have adopted stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the corporate policies of Nektar. These stock trading plans provide for the orderly management of expiring stock options held by the executive officers. Because these plans were established in advance of any trade being made pursuant to the plans, they help avoid concerns about whether an executive officer had material, non-public information at the time he or she entered into the trading plan. The stock option exercise and same-day sale transactions by each executive officer pursuant to Rule 10b5-1 plans will be publicly disclosed through Form 4 filings with the U.S. Securities and Exchange Commission.

In May 2015, Howard W. Robin, the President and Chief Executive Officer of Nektar, adopted a new stock trading plan (the “Expiring Option Plan”) that provides for the exercise and same-day sale of certain expiring stock options held by Mr. Robin on a monthly pro-rata basis over the six month period prior to each option expiration date. The first exercise and same day sale of stock options under the Expiring Option Plan was made on July 14, 2015.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	July 16, 2015